Exhibit 10.8

AMENDMENT #1 TO PURCHASE AGREEMENT

between

Osiris Therapeutics, Inc

(“OTI”)

and

Mesoblast International Sàrl

(“MSB”)

WHEREAS Osiris and MSB entered into a Purchase Agreement on 10 October 2013 (the “Agreement”); and

WHEREAS the parties now wish to amend the Agreement as set forth in this amendment (the “Amendment”).

NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

1. A new clause 3.1(c)(vi) will be added to the agreement as follows:

“In the event that Mesoblast Limited has American Depositary Shares listed on the New York Stock Exchange or NASDAQ (“MSB ADSs”), Mesoblast may elect to issue MSB ADSs to OTI as Contingent Consideration or Additional Consideration under this Agreement, instead of MSB Ordinary Shares. If Mesoblast makes this election, (1) the relevant provisions of this Agreement relating to issue of MSB Ordinary Shares will apply mutatis mutandis to an issue of MSB ADSs, including so that any references to the ASX or Listing Rules are appropriately supplemented by references to the relevant stock exchange on which the ADSs are listed and the relevant operating rules of that stock exchange, and (2) the VWAP shall be computed based on the volume weighted average price (in U.S. Dollars) of MSB ADSs on the New York Stock Exchange or NASDAQ.”

2. All other terms and conditions of the Agreement shall remain unchanged.

3. Words and phrases defined in the Agreement shall bear the same meaning where used in this Amendment.

4. The Agreement shall be construed in conjunction with this Amendment as an integral part thereof and shall remain of full force and effect, save as specifically amended in this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the last date of signature.

Osiris Therapeutics, Inc		Mesoblast International Sàrl

By:	/s/ Philip R. Jacoby, Jr.	By:	/s/ Ralph Challancin

Name & Title:	Philip R. Jacoby, Jr.	Name & Title:	Ralph Challancin
	Chief Financial Officer		Director

Date:	16/12/2014	Date:	17/12/2014